Exhibit 99.1

AMERICAN FINANCE TRUST ANNOUNCES SUCCESSFUL COMPLETION OF $500 MILLION SENIOR UNSECURED NOTE OFFERING WITH BB+ CREDIT RATING FROM S&P AND FITCH

NEW YORK – October 8, 2021 – American Finance Trust, Inc. (Nasdaq: AFIN) (“AFIN” or the “Company”) announced today that on October 7, 2021, the Company successfully completed its previously announced $500 million senior unsecured note offering (the “Notes”) due 2028. The Notes will have an effective interest rate of 4.50% and mature on September 30, 2028. Standard & Poor's Rating Services (“S&P”) and Fitch Ratings (“Fitch”) issued a rating of BB+ on the Notes.

“We are extremely pleased with the market’s reception and demand for our inaugural senior unsecured note offering, which was upsized from $400 million to $500 million and was oversubscribed by institutional investors,” said Michael Weil, CEO of AFIN. “We believe that the success of the transaction is an accomplishment that reflects our team’s hard work to enhance AFIN’s primarily investment grade portfolio through strong leasing results and disciplined acquisition focus over the past several years. The Notes, combined with the recently announced recast and upsize of our $815 million unsecured revolving credit facility featuring a new 4.5-year term and excellent pricing that is 15 basis points lower than the prior facility, continue to demonstrate our commitment to constructing an investment-grade balance sheet.”

Jason Doyle, Chief Financial Officer of AFIN, added, “The Notes offering marks an important milestone for AFIN as we diversify our capital structure and focus on increasing the Company’s unsecured debt pool.” Jason continued, “The Notes allowed us to repay approximately $186 million that was borrowed under our senior unsecured revolving credit facility and $125 million of certain mortgage notes, to fund future property acquisitions and for other general corporate purposes. The seven-year notes and credit facility recast, combined with previously discussed financing transactions, improve our weighted average debt maturity to over six years from three years at the end of the second quarter 2020. We are laying a stable foundation for AFIN’s continued growth in the years to come through our issuance of unsecured notes on attractive terms and by building flexibility into our balance sheet through the recast credit facility.”

About American Finance Trust, Inc.

American Finance Trust, Inc. (Nasdaq: AFIN) is a publicly traded real estate investment trust listed on Nasdaq focused on acquiring and managing a diversified portfolio of primarily service-oriented and traditional retail and distribution related commercial real estate properties in the U.S. Additional information about AFIN can be found on its website at www.americanfinancetrust.com.

Important Notice

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. The words “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “may,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include the potential adverse effects of the ongoing global COVID-19 pandemic, including actions taken to contain or treat COVID-19, on the Company, the Company’s tenants and the global economy and financial markets and that any potential future acquisition of property is subject to market conditions and capital availability and may not be identified or completed on favorable terms, or at all, as well as those risks and uncertainties set forth in the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed on February 25, 2021 and all other filings with the SEC after that date, as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent reports. Further, forward looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, unless required to do so by law.

A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. Each rating agency has its own methodology for assigning ratings and, accordingly, each rating should be evaluated independently of any other rating.

Contacts:

Investor Relations

investorrelations@americanfinancetrust.com

(866) 902-0063